UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2024

EPSILON ENERGY LTD.

(Exact name of registrant as specified in charter)

Alberta, Canada	001-38770	98-1476367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Dallas St., Suite 1250

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(281) 670-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EPSN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ⌧ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The response to Item 2.01 below is included and incorporated by reference in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 27, 2024, the Company closed on an acquisition of assets in the Permian Basin, Ector County, Texas. The assets, acquired from Pradera Fuego, LP, include a 25% working interest in 3 producing wells and 3,246 gross undeveloped acres. The effective date for the transaction was (i) February 1, 2024 with respect to the leases and (ii) March 1, 2024 with respect to the wells. The total consideration paid was $15 million, funded from cash on-hand.

A copy of the letter agreement is filed herewith as Exhibit 10.1 and the terms are incorporated by reference into this Item 2.01 as if fully set forth herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2024, the Company entered into an executive employment agreement with Mr. Henry Clanton, effective January 1, 2024. Pursuant to the employment agreement, the Company and Mr. Clanton have agreed that Mr. Clanton will continue to serve as Chief Operating Officer on an “at-will” basis for an annual base salary of $282,000. In addition to his base salary, Mr. Clanton will be eligible to receive an annual incentive bonus targeted at $150,000 for achieving performance goals established by the Compensation Committee of the Board in its sole discretion for the then current calendar year. Mr. Clanton will be entitled to participate in all applicable Company benefit plans, programs, or arrangements that the Company may offer to its executives generally, from time to time, and as may be amended from time to time. Participation will be subject to the terms of the applicable plan documents and generally applicable Company policies, as may be in effect from time to time, and any other restrictions or limitations imposed by law. If Mr. Clanton is terminated by the Company without cause or resigns for Good Reason (as defined in the employment agreement), he will be entitled to a severance payment equal to twenty-four (24) months’ salary and the pro-rated target bonus for the year in which the termination takes place.

A copy of the employment agreement is filed herewith as Exhibit 10.2 and the terms thereof are incorporated by reference into this Item 5.02 of Form 8-K as if fully set forth herein.

Item 7.01	Regulation FD Disclosure

On February 27, 2024, the Company issued a press release announcing the consummation of the transactions described in Item 2.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information in this section of this Current Report on Form 8-K shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit NumberDescription

10.1Letter Agreement with Pradera Fuego, LP dated February 26, 2024

10.2Employment Agreement with Henry Clanton dated February 12, 2024

99.1Press Release dated February 27, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPSILON ENERGY LTD.

Date: March 12, 2024	By:	/s/ J. Andrew Williamson
J. Andrew Williamson
Chief Financial Officer

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